Exhibit 99.1

FOR IMMEDIATE RELEASE

RF Industries Reports First Quarter Fiscal Year 2025 Financial Results

SAN DIEGO, CA, March 17, 2025 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced first quarter fiscal year 2025 financial results for the fiscal quarter ended January 31, 2025.

First Quarter Fiscal 2025 Highlights and Operating Results:

●	Net sales were $19.2 million; an increase of 42.7% from $13.5 million year-over-year and a 4.0% increase from $18.5 million in the fourth quarter of fiscal 2024
●	Backlog of $15.2 million at quarter end on first quarter bookings of $14.9 million. As of today, the backlog stands at $15.0 million
●	Gross profit margin was 29.8% up from 24.5% in the prior year quarter
●	Operating income was $56,000, an improvement from the operating loss of $2.1 million year-over-year
●	Consolidated net loss was $245,000, or $0.02 per diluted share, an improvement from a consolidated net loss of $1.4 million, or $0.13 per diluted share year-over-year
●	Non-GAAP net income was $397,000, or $0.04 per diluted share, compared to a non-GAAP net loss of $1.4 million or a loss of $0.14 per diluted share in the first quarter of fiscal 2024
●	Adjusted EBITDA was $867,000, up from an Adjusted EBITDA loss of $1.1 million year-over-year

See "Note Regarding Use of Non-GAAP Financial Measures," "Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)" and "Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA" below for additional information.

Management Commentary

“Our team delivered a strong performance in the first quarter. Net sales increased 42.7% to $19.2 million year-over-year and increased 4.0% on a sequential basis. Our gross profit margin was 29.8% in line with our target of 30%. For the second quarter in a row, we delivered an operating profit, which reflected our ongoing commitment to driving improved profitability even with some challenging and persistent market conditions. Non-GAAP EPS came in at $0.04 and our Adjusted EBITDA was $867,000. The first quarter financial results demonstrate the powerful operating leverage of our business model,” said Robert Dawson, Chief Executive Officer of RF Industries.

“Our first quarter results were driven by a more favorable product mix, with solid performance across our entire portfolio, including our higher margin interconnect product offerings like DAC thermal cooling and small cell shrouds. Our wire harness and distribution businesses also made solid contributions to the quarter.”

“From a customer diversification standpoint, the large Tier 1 carriers, neutral hosts, traditional distribution and industrial blue-chip customers, all had a meaningful impact this quarter. We are moving in the right direction toward a more balanced customer contribution, which positions us well for sustainable growth and resilience through future cycles and will create long-term value for our stakeholders.”

“Looking ahead, we see plenty of opportunity to continue to grow within the Tier 1 wireless ecosystem and we are also exploring new market segments outside of the wireless carrier space. Our momentum continues to build, and our visibility is improving. I appreciate the hard work of the RFI team as we focus both on driving significant year-over-year sales growth and on continuing our work toward the goal of achieving 10% Adjusted EBITDA margins,” concluded Dawson.

Conference Call and Webcast

RF Industries will host a conference call and live webcast today, March 17, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fiscal first quarter 2025 financial results. To access the live call, dial 888-506-0062 (US and Canada) or 973-528-0011 (International) and give the participant access code 743329. A live audio webcast of the call will also be available on the Investor Relations section of RFI’s website at www.rfindustries.com and will be archived for replay.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets, including wireless/wireline telecom, data communications and industrial. The Company's products include high-performance components used in commercial applications such as RF connectors and adapters, RF passives including dividers, directional couplers and filters, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in New York, Connecticut, Rhode Island and New Jersey. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to future events. Forward-looking statements include, among others, statements concerning our expectations about profitability, revenues, industry trends, markets and demand for our products, backlog, financial goals, growth opportunities and the expected benefits and desirability of our products, in each case which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the Company’s cash and liquidity needs, ability to continue as a going concern, non-compliance with terms and covenants in our credit facility, changes in the telecommunications industry and materialization and timing of expected network buildouts; timing and breadth of new products; our ability to realize increased sales; successfully integrating new products and teams; our ability to execute on its go-to-market strategies and channel models; our reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S. and foreign nations; our ability to expand our OEM relationships; our ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; our ability to maintain strong margins and diversify our customer base; our ability to initiate operating efficiencies, cost savings and expense reductions; our ability to address the changing needs of the market and capitalize on new market opportunities; our ability to add value to our customer’s needs; the success of any product launches; and our ability to increase revenue, gross margins or obtain profitability in a timely manner. Further discussion of these and other potential risks and uncertainties may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including our Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our unaudited condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income, non-GAAP net loss and non-GAAP earnings per share, basic and diluted (non-GAAP EPS).

We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance by excluding certain non-cash and other one-time expenses that we believe are not indicative of our operating results.

In computing Adjusted EBITDA, non-GAAP net income, non-GAAP net loss and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, non-cash and other lease charges, amortization expense and provision from income taxes. For Adjusted EBITDA, we also exclude depreciation and interest expense. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, non-GAAP net loss and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income, non-GAAP net loss and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

In addition, we have included order bookings and backlogs in this earnings release. Bookings represent new orders that have been received inclusive of any modification or cancellation of previous orders. Backlog represents orders that have been received where revenue has not been recognized as of the specified date. We believe both Bookings and Backlog are indicators of future revenues that the Company expects to generate based on orders that management believes to be firm.

RF Industries Contact: Peter Yin SVP and CFO (858) 549-6340 rfi@rfindustries.com IR Contact: Donni Case Financial Profiles, Inc. (310) 622-8224 RFIL@finprofiles.com

Source: RF Industries

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RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	Jan. 31,	Oct. 31,
	2025	2024
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,273	$839
Trade accounts receivable, net	12,796	12,119
Inventories	13,455	14,725
Other current assets	1,986	1,430
TOTAL CURRENT ASSETS	29,510	29,113

Property and equipment, net	4,635	4,813
Operating right of use asset, net	14,883	15,265
Goodwill	8,085	8,085
Amortizable intangible assets, net	11,497	11,908
Non-amortizable intangible assets	1,174	1,174
Other assets	645	688
TOTAL ASSETS	$70,429	$71,046

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,906	$8,045
Line of Credit	8,053	8,197
Current portion of operating lease liabilities	1,861	1,848
TOTAL CURRENT LIABILITIES	17,820	18,090

Operating lease liabilities	18,200	18,680
Deferred tax liabilities	216	210
TOTAL LIABILITIES	36,236	36,980

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 10,699,877 and 10,544,431 shares issued and outstanding at January 31, 2025 and October 31, 2024, respectively	107	106
Additional paid-in capital	27,359	26,988
Retained earnings	6,727	6,972
TOTAL STOCKHOLDERS' EQUITY	34,193	34,066

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$70,429	$71,046

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended
	January 31,
	2025	2024
	(unaudited)	(unaudited)

Net sales	$19,200	$13,458
Cost of sales	13,483	10,155

Gross profit	5,717	3,303

Operating expenses:
Engineering	682	769
Selling and general	4,979	4,619
Total operating expenses	5,661	5,388

Operating income (loss)	56	(2,085)

Other expense	(265)	(108)

Loss before provision (benefit) for income taxes	(209)	(2,193)
Provision (benefit) from income taxes	36	(831)

Consolidated net loss	$(245)	$(1,362)

Loss per share - Basic	$(0.02)	$(0.13)
Loss per share - Diluted	$(0.02)	$(0.13)

Weighted average shares outstanding:
Basic	10,560,922	10,410,580
Diluted	10,560,922	10,410,580

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Net Income (Loss)
(In thousands, except share and per share amounts)

	Three Months Ended
	January 31,
	2025	2024
Consolidated net loss	$(245)	$(1,362)
Provision (benefit) from income taxes	36	(831)
Stock-based compensation expense	195	255
Non-cash and other one-time charges	-	95
Amortization expense	411	422
Non-GAAP net income (loss)	$397	$(1,421)

Non-GAAP earnings (loss) per share:
Basic	$0.04	$(0.14)
Diluted	$0.04	$(0.14)

Weighted average shares outstanding
Basic	10,560,922	10,410,580
Diluted	10,594,872	10,410,580

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)

	Three Months Ended
	January 31,
	2025	2024
Consolidated net loss	$(245)	$(1,362)
Stock-based compensation expense	195	255
Non-cash and other one-time charges	-	95
Amortization expense	411	422
Depreciation expense	205	211
Other expense	265	108
Provision (benefit) from income taxes	36	(831)
Adjusted EBITDA	$867	$(1,102)